Exhibit 1.2

Pricing Agreement

September 25, 2017

Merrill Lynch, Pierce, Fenner & Smith

                  Incorporated

UBS Securities LLC

Wells Fargo Securities, LLC

c/o

Merrill Lynch, Pierce, Fenner & Smith

                  Incorporated

One Bryant Park

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 25, 2017 (the “Underwriting Agreement”), between the Company on the one hand and Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, acting for themselves and as representatives of the Underwriters named in Schedule I hereto (collectively, the “Underwriters”), on the other hand, to issue and sell to the Underwriters the depositary shares, each such depositary share representing ownership of 1/1000 interest in a share of the Company’s 5.000% Series C Cumulative Redeemable Preferred Shares (the “Preferred Shares”) (the “Depositary Shares”), specified in Schedule II hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the General Disclosure Package in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and the General Disclosure Package (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the General Disclosure Package and the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Depositary Shares set forth opposite the name of such Underwriter in Schedule I hereto.

In addition, subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company hereby grants an option to the Representatives to purchase up to the number of Option Depositary Shares (as defined in Schedule II hereto) specified in Schedule II hereto at the place and purchase price to the Representatives set forth in Schedule II hereto and at the Option Closing Time specified by the Representatives as provided below. The option hereby granted will expire at 11:59 p.m. (New York City time) on the 30th day after the date of this Pricing Agreement and may be exercised once, in whole or in part, upon notice by the Underwriter to the Company setting forth the number of Option Depositary Shares as to which the Representatives are then exercising the option and the Option Closing Time for such Option Depositary Shares. Any such Option Closing Time shall be determined by the Representatives but shall not be later than seven full business days after the exercise of such option nor in any event prior to the Time of Delivery. If the option is exercised as to all or any portion of the Option Depositary Shares, the Representatives will be obligated to purchase that number of Option Depositary Shares, and the Company shall be obligated to issue and sell such Option Depositary Shares to the Underwriter, subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated by reference herein.

The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York

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If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Daniel Guglielmone
Name: Daniel Guglielmone Title: Executive Vice President-Chief Financial Officer and Treasurer

[Pricing Agreement Signature Page]

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director, Investment Banking

By:	UBS Securities LLC

By:	/s/ Christopher Forshner
Name: Christopher Forshner
Title: Managing Director, UBS Securities LLC

By:	/s/ Prath Reddy
Name: Prath Reddy
Title: Director, UBS Securities LLC

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and as Representatives of the Underwriters named in Schedule I to this Pricing Agreement.

[Pricing Agreement Signature Page]

SCHEDULE I

Underwriter	Number of Initial Depositary Shares	Number of Option Depositary Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,440,000	96,000
UBS Securities LLC	1,440,000	96,000
Wells Fargo Securities, LLC	1,440,000	96,000
Raymond James & Associates, Inc.	600,000	40,000
Citigroup Global Markets Inc.	360,000	24,000
Jefferies LLC	360,000	24,000
J.P. Morgan Securities LLC	360,000	24,000

Total	6,000,000	400,000

Sch. I to Exhibit A

SCHEDULE II

Title of Depositary Shares:

Depositary Shares, each representing 1/1000 of a 5.000% Series C Cumulative Redeemable Preferred Share of Beneficial Interest (the “Depositary Shares”)

Number of Depositary Shares:

6,400,000 depositary shares. The Depositary Shares consist of an aggregate of 6,000,000 Depositary Shares (the “Initial Depositary Shares”) that the Underwriters have agreed to purchase and that the Company has agreed to sell and an aggregate of up to 400,000 Depositary Shares (the “Option Depositary Shares”) that the Underwriters have the option to purchase from the Company, all subject to the terms and conditions set forth in this Pricing Agreement and the Underwriting Agreement incorporated by reference herein.

Price per Depositary Share:

$25.00

Purchase Price by Underwriters:

$24.2125 per depositary share sold to retail accounts and $24.5000 per depositary share sold to institutional accounts

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Maturity:

Perpetual (unless redeemed by the Issuer pursuant to its optional redemption right on or after September 29, 2022)

Dividend Rate:

5.000% of the $25,000.00 liquidation preference per year, or $1,250.00 per year, per Series C Preferred Share (equal to $1.250 per year per depositary share)

Interest Payment Dates:

January 15, April 15, July 15 and October 15, beginning on January 15, 2018

Redemption Provisions:

The Designated Securities are not redeemable until September 29, 2022. On or after September 29, 2022, the Designated Securities may be redeemed at redemption prices as described in the Prospectus Supplement and the Issuer Free Writing Prospectus

Sinking Fund Provisions:

None

Defeasance provisions:

None

Applicable Time:

4:50 p.m. (Eastern time) on September 25, 2017 or such other time as agreed by the Company and the Representatives

Time of Delivery:

September 29, 2017

Closing Location:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Underwriting Agreement Section 12 Notice Information:

Merrill Lynch, Pierce, Fenner & Smith

                  Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attention: Debt Capital Markets Transaction Management/Legal

Facsimile: (212) 901-7881

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Fixed Income Syndicate

Facsimile: (203) 719-0495

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Attention: Transaction Management

Facsimile: (704) 410-0326